SMC Global Securities Limited

Index to Consolidated Financial Statements

Pages

Report of Independent Auditor

2

Consolidated Statement of Income for the years ended March 31, 2012,

2013 and 2014

3

Consolidated Balance Sheet as of March 31, 2013 and 2014

4

Consolidated Statement of Cash Flows for the years ended March 31, 2012,

2013 and 2014

6

Consolidated Statement of Changes in Shareholder’s Equity for the years ended March 31, 2012, 2013 and 2014

8

Notes to Consolidated Financial Statements

9-35

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated Balance Sheet and the related Consolidated Statements of Income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited at March 31, 2014 and 2013 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2014 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

AJSH & Co.

New Delhi, India

July 04, 2014

SMC Global Securities Limited

Consolidated Statement of Income

For the year ended March 31, (` in thousands, except per share data)	2012	2013	2014	2014 Convenience translation into US$(unaudited)
Commission income	1,435,205	1,454,124	1,346,081	22,435
Proprietary trading, net	953,651	1,002,017	1,178,493	19,641
Distribution income, net	55,086	48,942	32,371	540
Interest and dividends	345,430	344,643	346,947	5,782
Other income	98,069	74,451	118,448	1,974
Total revenues	2,887,441	2,924,177	3,022,340	50,372
Expenses:
Exchange, clearing and brokerage fees	997,375	967,965	996,214	16,604
Employee compensation and benefits	968,547	884,357	846,284	14,105
Information and communication	97,963	62,822	53,969	899
Advertisement expenses	125,511	137,398	192,275	3,205
Depreciation and amortization	134,444	103,571	72,554	1,209
Interest expense	225,115	172,727	130,219	2,170
General and administrative expenses	431,098	402,386	404,778	6,746
Total expenses	2,980,053	2,731,226	2,696,293	44,938
Operating Income	(92,612)	192,951	326,047	5,434
Share in profits of equity investee	-	-	-	-
Impairment of equity investee	(13,205)	-	-	-
Income before extra ordinary gain and income taxes	(105,817)	192,951	326,047	5,434
Extra ordinary gain	-	-	1,053	17
Income taxes	(15,092)	22,738	91,801	1,530
Net Income	(90,725)	170,213	235,299	3,921

Net Income attributable to Non-Controlling Interest	(35,447)	(6,240)	1,338	22
Fund Transferred to Statutory Reserve	-	2,777	6,494	108
Net Income attributable to SMC Global	(55,278)	173,676	227,467	3,791
Net Income	(90,725)	170,213	235,299	3,921
Earnings per share (Refer Note 26):
Basic Earnings before extraordinary gain	(5.20)	1.57	2.06	0.03
Basic Extraordinary gain	-	-	0.01	0.0002
Basic Net income	(5.20)	1.57	2.07	0.03
Weighted average number of shares used to compute basic earnings per share (Refer Note 26)	10,635,454	112,237,898	113,134,450	113,134,450
Diluted Earnings before extraordinary gain	(5.05)	1.57	2.06	0.03
Diluted Extraordinary gain	-	-	0.01	0.0002
Diluted Net income	(5.05)	1.57	2.07	0.03
Weighted average number of shares used to compute diluted earnings per share	10,943,869	112,237,898	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 04, 2014

SMC Global Securities Limited

 Consolidated Balance Sheet

As of March 31, (` in thousands)	2013	2014	2014 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	220,055	147,290	2,455
Receivables from clearing organizations (net of allowance for doubtful debts of ` Nil in 2013 and ` Nil in 2014)	207	963,748	16,062
Receivables from customers (net of allowance for doubtful debts of ` 171,724 in 2013 and ` 168,750 in 2014)	997,065	778,515	12,975
Due from related parties	76,838	39,242	654
Securities owned:
Equity Shares & Bonds, at market value	826,222	1,255,525	20,925
Commodities, at market value	539,345	192,523	3,209
Derivatives assets held for trading	649,547	763,097	12,718
Investments	246,571	265,620	4,427
Deposits with clearing organizations and others	2,930,750	2,405,757	40,096
Property and equipment (net of accumulated depreciation of ` 555,887 in 2013 and ` 593,759 in 2014)	188,484	144,094	2,402
Intangible assets (net of accumulated amortization of ` 135,854 in 2013 and ` 139,458 in 2014)	125,771	125,786	2,096
Deferred taxes, net	278,457	266,992	4,450
Other assets	1,627,568	1,593,630	26,561
Total Assets	8,706,880	8,941,819	149,030
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	262,515	719,436	11,990
Payable to customers	2,545,309	2,272,436	37,874
Derivatives held for trading	92,102	115,511	1,925
Accounts payable, accrued expenses and other liabilities	341,805	317,925	5,299
Overdrafts and long term debt	719,956	579,369	9,656
Total Liabilities	3,961,687	4,004,677	66,744
Commitments and contingencies (Note 30)

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 04, 2014

SMC Global Securities Limited

Consolidated Balance Sheet

As of March 31, (` in thousands)	2013	2014	2014 Convenience translation into US$ (unaudited)
Shareholder’s Equity
Common Stock	226,269	226,269	3,771
(140,050,000 common stock authorized; 113,134,450 and 113,134,450 equity shares issued and outstanding as of March 31, 2013 and 2014, par value ` 2 as of March 31, 2013 and 2014)
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil preference shares issued outstanding as of March 31, 2013 and 2014, par value ` 10)
Subscription received in advance	-	-	-
Additional paid in capital	3,644,136	3,644,136	60,736
Retained earnings	865,621	1,067,815	17,797
Accumulated other comprehensive income / (loss)	(3,830)	(7,144)	(119)
Total Shareholder’s Equity	4,732,196	4,931,076	82,185
Non controlling interest	12,997	6,066	101
Total Liabilities and Shareholder’s Equity	8,706,880	8,941,819	149,030

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 04, 2014

SMC Global Securities Limited

Consolidated Statement of Cash Flows

For the year ended March 31, (` in thousands)	2012	2013	2014	2014 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	(55,278)	173,676	227,467	3,791
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	134,444	103,571	72,554	1,209
Deferred tax expense / (benefit)	(40,913)	(26,747)	11,465	191
Share of profits in equity investee and extraordinary gain	13,205	-	-	-
(Gain)/Loss on sale of property and equipment	2,611	2,011	(339)	(6)
(Gain)/Loss on sale of investment	142	(2,376)	739	12
Fair value (gain) / loss on investment	36,696	20,780	(4,730)	(79)
Fair value (gain) / loss on trading securities	25,742	17,095	20,349	339
Minority interest	(35,447)	(7,425)	1,338	22
Funds transferred to statutory reserve	-	2,777	6,494	108
Allowance for doubtful debts	68,592	43,552	61,221	1,020
Extra ordinary gain on acquisition of stake in subsidiary	-	-	(1,053)	(17)
Provision for gratuity and compensated absence	10,697	15,916	18,431	307
Changes in assets and liabilities:
Receivables from clearing organizations	269,415	211,265	(963,541)	(16,059)
Receivables from customers	(386,134)	519,271	157,329	2,622
Dues from related parties	6,478	(11,646)	37,596	627
Dues to related parties	4,170	(4,170)	-	-
Securities owned	45,010	152,265	(449,651)	(7,494)
Commodities	(138,557)	(168,805)	346,823	5,780
Derivatives held for trading, net	(242,243)	(20,748)	(90,142)	(1,502)
Deposits with clearing organizations and others	(1,170,657)	599,254	524,993	8,750
Other assets	37,438	(472,268)	33,938	566
Payable to broker-dealers and clearing organizations	2,314	152,798	456,920	7,615
Payable to customers	646,264	(98,399)	(272,872)	(4,548)
Book overdraft	26,416	(88,357)	(47,892)	(798)
Accrued expenses	(41,110)	84,279	(42,311)	(705)
Net cash (used in) / provided by operating activities	(780,705)	1,197,569	105,126	1,751
Cash flows from investing activities
Purchase of property and equipment	(55,791)	(50,571)	(27,951)	(466)
Proceeds from sale of property and equipment	6,143	16,506	3,715	62
Purchase of investments	(104,000)	(275,874)	(260,437)	(4,341)
Proceeds from sale of investments	467,029	182,640	245,379	4,090
Acquisition of intangible assets	(5,576)	(437)	(3,605)	(60)
Acquisition of subsidiaries, net of cash acquired	439	(518,771)	(7,216)	(120)
Net cash (used in) / provided by investing activities	308,244	(646,507)	(50,115)	(835)

For the year ended March 31, (` in thousands)	2012	2013	2014	2014 Convenience translation into US$ (unaudited)
Cash flows from financing activities
Net movement in overdrafts and long term debt	103,441	(951,163)	(92,695)	(1,545)
Proposed Dividend & Corporate Dividend Tax	-	-	(31,767)	(529)
Proceeds from issue of share capital, net of incremental costs	468,750	409,758	-	-
Subscription received in advance / (refunded)	4,000	-	-	-

Net cash (used in) / provided by financing activities	576,191	(541,405)	(124,462)	(2,074)
Effect of exchange rate changes on cash and cash equivalents	(9,692)	(2,885)	(3,314)	(55)
Net increase in cash and cash equivalents during the year	94,038	6,772	(72,765)	(1,213)
Add: Balance as of beginning of the year	119,243	213,283	220,055	3,668
Balance as of end of the year	213,283	220,055	147,290	2,455

Supplemental cash flow information:

Year ended March 31,	2012	2013	2014	2014 Convenience translation into US$ (unaudited)
Income taxes paid	54,232	93,976	116,769	1,946
Interest paid	190,494	137,471	130,219	2,170

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 04, 2014

SMC Global Securities Limited
Consolidated Statements of Changes in Shareholder's Equity

(` in thousands)	Common Stock		Subscription received in advance	Additional paid in capital	Retained earning	Accumulated other comprehensive income/(loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2012	10,945,758	109,458	10,000	3,367,249	766,046	(945)	331,923	4,583,731
Issue of Share Capital	367,687	3,677	(10,000)	406,331	-			400,008
Sub Division of Shares	45,253,780	-	-	-	-	-	-	-
Issue of Bonus Shares	56,567,225	113,134	-	(113,134)	-	-	-	-
Increase/Dilution of stake in subsidiaries	-	-	-	(16,059)	(76,879)	-	(325,166)	(418,104)
Share Issue Expenses				(250)				(250)
Fund Transferred to Statutory Reserve	-	-	-	-	2,777	-	-	2,777
Net income for the year	-	-	-	-	173,676	(2,885)	6,240	177,031
Balance as of March 31, 2013	113,134,450	226,269	-	3,644,136	865,621	(3,830)	12,997	4,745,193
Increase of stake in subsidiary		-	-	-	-	-	(8,269)	(8,269)
Interim Dividend and tax thereon		-	-	-	(31,767)	-	-	(31,767)
Fund Transferred to Statutory Reserve		-	-	-	6,494	-	-	6,494
Net income for the year		-	-	-	227,467	(3,314)	1,338	225,491
Balance as of March 31, 2014	113,134,450	226,269	-	3,644,136	1,067,815	(7,144)	6,066	4,937,142
Balance as of March 31, 2014 Convenience translation into US$ (unaudited)		3,771	-	60,736	17,797	(119)	101	82,286

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 04, 2014

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, MCX and United Stock Exchange Limited (“USE”) in currency segment of the Exchange. The Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”), National Multi Commodity Exchange of India Limited (“NMCE”), National Spot Exchange Limited (“NSEL”) and Universal Commodity Exchange Limited (“UCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also a subsidiary (97.58%) of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and consultancy. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has also formed a wholly owned subsidiary, SMC ARC Limited. The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments. SMC Securities Private Limited (known as SMC Real Estate Advisors Private Limited w.e.f May 29, 2014), a wholly owned subsidiary of SMC Finvest Limited, is engaged in the business of real estate broking and other financial services.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The company had filed Draft Red Herring Prospectus (“DRHP”) with Securities Exchange Board of India (SEBI) on November 01, 2012 for public issue of 15,867,380 equity shares, out of which fresh issue is of 7,933,690 equity shares and offer for sale by the selling shareholder is of 7,933,690 equity shares.

After this public issue the company SMC Global Securities Limited will be listed on National Stock Exchange of India Limited (“NSE”) and Bombay Stock Exchange of India Limited (“BSE”).

The Company did receive the Observations Letter from SEBI on 10 May, 2013 with reference to its Draft Red Herring Prospectus filed on 01 November, 2012 for the proposed follow on public offer. The public issue could be opened for subscription within a period of 12 months of receiving this Observations Letter subject to satisfying other regulatory compliances. The DRHP has been withdrawn in terms of circular resolution passed by the Board of Directors of the company on 22nd November, 2013.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its subsidiaries (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade Limited, SMC Investments and Advisors Limited, SMC Capitals Limited, SMC ARC Limited, Moneywise Financial Services Private Limited, SMC Securities Private Limited (known as SMC Real Estate Advisors Private Limited w.e.f May 29, 2014), SMC Comex International DMCC, SMC Insurance Brokers Private Limited, SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited).

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgement and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “`”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2014 have been translated into U.S. dollars (US$) at US$1.00 = ` 60.00 based on the spot exchange as on March 31, 2014 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2014, was equal to the Group’s net earnings.

Earnings per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

Reclassification Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which required new footnote disclosures of items reclassified from Accumulated Other Comprehensive Income (AOCI) to net income. The requirements became effective for the company from April 1, 2013and are disclosed in note 21 of the consolidated financial statements.

Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued ASU No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The ASU is intended to simplify the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. Some examples of intangible assets subject to the guidance include indefinite live trademarks, licenses and distribution rights. The ASU allows companies to perform a qualitative assessment about the likelihood of impairment of an indefinite-lived intangible asset to determine whether further impairment testing is necessary, similar in approach to the goodwill impairment test. The ASU became effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. In performing the annual impairment analysis for indefinite-lived intangible assets in July 2013, including goodwill, SMC elected to bypass the optional qualitative assessment described above, choosing instead to perform a quantitative analysis and are disclosed in note 10 of the consolidated financial statements.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Offsetting

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The ASU requires new disclosures for derivatives, resale and repurchase agreements, and securities borrowing and lending transactions that are either offset in the balance sheet (presented on a net basis) or subject to an enforceable master netting arrangement or similar arrangement. The standard requires disclosures that provide incremental gross and net information in the current notes to the financial statements for the relevant assets and liabilities. The ASU did not change the existing offsetting eligibility criteria or the permitted balance sheet presentation for those instruments that meet the eligibility criteria. The new incremental disclosure requirements became effective for SMC on April 1, 2013 and was required to be presented retrospectively for prior periods and are disclosed in note18 of the consolidated financial statements.

Presentation of Comprehensive Income

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The ASU requires an entity to present the total of comprehensive income, the components of net income, and the components of Other Comprehensive Income (OCI) either in a single continuous statement of comprehensive income or in two separate but consecutive statements. SMC selected the two-statement approach. Under this approach, SMC is required to present components of net income and total net income in the Statement of Income. The Statement of Comprehensive Income follows the Statement of Income and includes the components of OCI and a total for OCI, along with a total for comprehensive income. The ASU removed the option of reporting OCI in the statement of changes in stockholders’ equity. This ASU became effective for SMC on April 1, 2012 and a Statement of Comprehensive Income is included in these Consolidated Financial Statements and are disclosed in note 21 of the consolidated financial statements.

Fair Value Measurement

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The ASU created a common definition of fair value for GAAP and IFRS and aligned the measurement and disclosure requirements. It required significant additional disclosures both of a qualitative and quantitative nature, particularly for those instruments measured at fair value that are classified in Level 3 of the fair value hierarchy. Additionally, the ASU provided guidance on when it is appropriate to measure fair value on a portfolio basis and expanded the prohibition on valuation adjustments where the size of the Company’s position is a characteristic of the adjustment from Level 1 to all levels of the fair value hierarchy. The ASU became effective for SMC on April 1, 2012 and did not have any material impact of SMC’s consolidated financial position or results of operations and are disclosed in note 27 of the consolidated financial statements.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

Investment Companies

In June 2013, the FASB issued ASU No. 2013-08, Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements. This ASU introduces a new approach for assessing whether an entity is an investment company. To determine whether an entity is an investment company for accounting purposes, SMC will now be required to evaluate the fundamental and typical characteristics of the entity including its purpose and design. The amendments in the ASU will be effective for SMC in the first quarter of 2014-15. Earlier application is prohibited. No material impact is anticipated from adopting this ASU.

Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Carry-forward Exists (a consensus of the FASB Emerging Issues Task Force). As a result of applying this ASU, an unrecognized tax benefit should be presented as a reduction of a deferred tax asset for a net operating loss (NOL) or other tax credit carry-forward when settlement in this manner is available under the tax law. The assessment of whether settlement is available under the tax law would be based on facts and circumstances as of the balance sheet reporting date and would not consider future events (e.g., upcoming expiration of related NOL carry-forwards). This classification should not affect an entity’s analysis of the realization of its deferred tax assets. Gross presentation in the roll forward of unrecognized tax positions in the notes to the financial statements would still be required. This ASU is effective for SMC in its 2014-15 fiscal year, and may be applied on a prospective basis to all unrecognized tax benefits that exist at the effective date. SMC has the option to apply the ASU retrospectively. Early adoption is also permitted. The impact of adopting this ASU is not expected to be material to SMC.

Accounting for Financial Instruments—Credit Losses

In December 2012, the FASB issued a proposed ASU, Financial Instruments-Credit Losses. This proposed ASU, or exposure draft, was issued for public comment in order to allow stakeholders the opportunity to review the proposal and provide comments to the FASB and does not constitute accounting guidance until a final ASU is issued. The exposure draft contains proposed guidance developed by the FASB with the goal of improving financial reporting about expected credit losses on loans, securities and other financial assets held by banks, financial institutions, and other public and private organizations. The exposure draft proposes a new accounting model intended to require earlier recognition of credit losses, while also providing additional transparency about credit risk. The FASB’s proposed model would utilize a single “expected credit loss” measurement objective for the recognition of credit losses for loans and other receivables at the time the financial asset is originated or acquired and for securities where fair value is less than cost, replacing the multiple existing impairment models in GAAP, which generally require that a loss be “incurred” before it is recognized. The FASB’s proposed model represents a significant departure from existing GAAP, and may result in material changes to the Company’s accounting for financial instruments. The impact of the FASB’s final ASU on the Company’s financial statements will be assessed when it is issued. The exposure draft does not contain a proposed effective date; this would be included in the final ASU, when issued.

Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists (a consensus of the FASB Emerging Issues Task Force). As a result of applying this ASU, an unrecognized tax benefit is presented as a reduction of a deferred tax asset for a net operating loss (NOL) or other tax credit carry-forward when settlement in this manner is available under the tax law. The assessment of whether settlement is available under the tax law is based on facts and circumstances as of the balance sheet reporting date and does not consider future events (e.g., upcoming expiration of related NOL carry-forwards). This classification does not affect an entity’s analysis of the realization of its deferred tax assets. Gross presentation in the roll forward of unrecognized tax positions in the notes to the financial statements is still required. This ASU will be effective for SMC on April 1, 2014. The impact of adopting this ASU will not be material to SMC.

Discontinued Operations

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and

Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The ASU changes the criteria for reporting discontinued operations while enhancing disclosures. Under the ASU, only disposals representing a strategic shift in operations, such as a disposal of a major geographic area, a major line of business or a major equity method investment, may be presented as discontinued operations. Additionally, the ASU requires expanded disclosures about discontinued operations that will provide more information about the assets, liabilities, income, and expenses of discontinued operations. The ASU also requires disclosure of the pretax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The ASU will be effective prospectively for all disposals (or classifications as held

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014 and for interim periods within those years. The ASU does not permit an entity to apply the amended definition of discontinued operations to a component of an entity that was classified as held-for-sale before the effective date. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. The ASU will result in fewer disposals being reported as discontinued operations. SMC does not expect adoption of the ASU to have a material effect on SMC’s financial statements.

Other Potential Amendments to Current Accounting Standards

The FASB and International Accounting Standards Board, either jointly or separately, are currently working on several major projects, including amendments to existing accounting standards governing financial instruments discussed above, revenue recognition and consolidation. The FASB is also working on a joint project that would require substantially all leases to be capitalized on the balance sheet. Additionally, the FASB has issued a proposal on principal-agent considerations that would change the way the Company needs to evaluate whether to consolidate VIEs and non-VIE partnerships. The principal-agent consolidation proposal would require all VIEs, including those that are investment companies, to be evaluated for consolidation under the same requirements. All of these projects may have significant impacts for the Company. Upon completion of the standards, the Company will need to re-evaluate its accounting and disclosures. However, due to ongoing deliberations of the standard setters, the Company is currently unable to determine the effect of future amendments or proposals.

       3.

 Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The Company has purchased 820,000 equity shares being 2% equity interest in SMC Finvest Limited (Formerly Sanlam Investment Management (India) Limited) at ` 8.80 per share aggregating ` 7,216 on April 17, 2013 pursuant to share purchase agreements dated 30th May, 2011 with SANLAM International Investment Partners Limited.

After the execution of the above share purchase agreement, SMC Finvest Limited has become wholly owned subsidiaries of the Group.

The company has subscribed 5,000,000 shares (Face value of ` 10) at premium of ` 30 per share through fresh issue of its subsidiary Moneywise Financial Services Private Limited during the year.

The Company has subscribed 958,340 Equity shares (Face value of ` 10) at a premium of ` 10 per share through fresh issue of its subsidiary SMC Capitals Limited during the year.

SMC Comtrade Ltd., a subsidiary of the company has invested AED 700,000 divided in to 700 shares of AED 1000 each (at par) through conversion of part outstanding loan in to capital, on 30th December, 2013 in SMC Comex International DMCC.

SMC Finvest Limited, a subsidiary of the company has invested 1,500,000 Equity shares (Face value of ` 10) at a premium of ` 115 per share through fresh issue of SMC Comtrade Limited, another subsidiary of the company, during the year.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions. The allocation of purchase price is as follows:

Purchase Price as on April 17, 2013

SMC Finvest Limited	` in thousands	US$
Assets
Cash and cash equivalents	5,501	92
Due from related parties	278,850	4,647
Securities owned, at market value	51,293	855
Derivatives Held for Trading	5,416	90
Investments	65,433	1,091
Deferred taxes, net	671	11
Other assets	8,017	134
Liabilities
Accounts payable	1,725	29
Net worth as on April 17, 2013	413,456	6,891
Value of Net worth acquired (2%)	8,269	138
Less : Purchase Consideration	7,216	120
Extraordinary Gain	1,053	18

4.

Deposits with Clearing Organizations and Others

SMC Global Securities Limited, SMC Comtrade Limited and SMC Comex International DMCC are the member of clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of March 31,	2013	2014	2014
			US $
Receivable from clearing organizations	207	963,748	16,062
Total	207	963,748	16,062

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2013	2014	2014
			US $
Equity shares and Bonds	826,222	1,255,525	20,925
Commodities	539,345	192,523	3,209
Total	1,365,567	1,448,048	24,134

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2013	2014	2014
US $

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Exchange traded derivatives held for trading	649,547	763,097	12,718
Total	649,547	763,097	12,718

8.

Other Assets

               Other assets consist of:

As of March 31,	2013	2014	2014 US $
Advance to BCCL	360,731	294,428	4.907
Prepaid expenses	43,540	40,373	673
Security deposits	48,971	49,911	832
Advance tax, net	55,363	66,690	1,112
Others	1,118,963	1,142,228	19,037
Total	1,627,568	1,593,630	26,561

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited (BCCL) for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily include advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

Property and equipment consist of:

As of March 31,	2013	2014	2014 US $
Land	-	-	-
Building	55,982	55,982	933
Equipment	97,781	96,773	1,613
Furniture and Fixture	191,741	187,401	3,123
Computer Hardware	322,691	319,929	5,332
Vehicle	39,276	40,946	683
Satellite Equipment	36,900	36,822	614
Total property and equipment	744,371	737,853	12,298
Less: Accumulated depreciation	555,887	593,759	9,896
Total property and equipment, net	188,484	144,094	2,402

Depreciation expense amounted to ` 111,574, ` 85,724 and ` 57,843 for the years ended March 31, 2012, 2013 and 2014 respectively.

Property and equipment includes following assets under capital lease:

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

As of March 31,	2013	2014	2014 US $
Vehicle	12,674	17,416	290
Total leased property and equipment	12,674	17,416	290
Less: Accumulated depreciation	5,185	7,486	125
Total leased property and equipment, net	7,489	9,930	165

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were ` 294,034 and ` 376,685 as of March 31, 2013 and 2014.

10.

Intangible Assets

Intangible assets consist of:

As of March 31,	2013	2014	2014 US $
Intangible assets subject to amortization
Software	130,245	130,522	2,175
Customer relationship/Customer database	7,500	10,271	171
Intangible assets not subject to amortization
Goodwill	119,058	119,058	1,984
Membership in exchange	4,822	5,393	90
Total intangible assets	261,625	265,244	4,420
Less: Accumulated amortization	135,854	139,458	2,324
Total intangible assets, net	125,771	125,786	2,096

The company has acquired customer database for ` 2,771 during the year to be amortized over the estimated useful life.

Amortization expense amounted to ` 22,870, ` 17,847 and ` 14,711 for the years ended March 31, 2012, 2013 and 2014 respectively.

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were ` 119,268 and  ` 127,736 as on March 31,2013 and 2014.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,	`	US$
2015	1,756	29
2016	1,250	21
2017	854	14

Changes in Goodwill are as follows:

As of March 31,	2013	2014	2014 US $
Opening Balance	14,726	119,058	1,984
Acquisitions/ increase of stake in subsidiaries	104,332	-	-
Closing Balance	119,058	119,058	1,984

Goodwill pertains to capital market and wealth managements segments of the group.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

11.

Investments

Investments consist of:

As of March 31,	2013	2014	2014 US $
Trading investment	224,685	237,434	3,957
Other investment	21,886	28,186	470
Total	246,571	265,620	4,427

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

Trading investment consists of investment in shares, mutual fund and includes ` (2,230) and ` (2,712) as of March 31, 2013 and 2014 of net unrealized gain/ (loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was ` 507,871 and ` 427,222 as of March 31, 2013 and 2014, respectively, at average effective interest rates of 10.90% and 11.05% respectively.  Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were ` 109,082 and ` 61,190 at March 31, 2013 and 2014, respectively.

Long Term Debt

a)

Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was ` 3,003 and ` 4,714 at March 31, 2013 and 2014, respectively, at average effective interest rates of 7.49% and 10.07%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2014, are ` 1,346 in fiscal 2015 and ` 756 in fiscal 2016.

b)

Long-term debt outstanding comprises of term loan facilities. The long-term debt was ` 100,000 and ` Nil at March 31, 2013 and 2014, respectively, at average effective interest rates of 12.6% and Nil, respectively.

c)

Long-term debt outstanding comprises of loan facilities from financial institution. The long-term debt was ` Nil and ` 86,244 at March 31, 2013 and 2014, respectively, at average effective interest rates of Nil and 11%, respectively.

Refer Note 20 for assets pledged as collateral.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

SMC Global is subject to regulations of SEBI, NSE, BSE, MCX-SX and USE in India which specifies minimum  net capital requirements of ` 100,000 each. As of March 31, 2013 and 2014, the net capital as calculated in the periodic reports was ` 1,582,448 and ` 1,291,538.

SMC Comtrade is subject to regulations of MCX, NCDEX, ICEX, NMCE, NCDEX Spot, ACE, NSEL and UCX in India, which specifies minimum net capital requirements of ` 5,000 in each. As of March 31, 2013 and March 31, 2014, the net capital as calculated in the periodic reports was ` 1,015,495 and `1,244,538 which was in excess of its net capital requirement

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2013 and 2014, the net capital as calculated in the periodic reports was USD 1,422 thousand and USD 1,305 thousand.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of ` 50,000. As of March 31, 2013 and 2014, the net capital as calculated in the periodic reports was ` 86,834 and ` 58,421.

14.

Payable to Broker Dealers and Clearing Organizations

As of March 31,	2013	2014	2014 US $
Payable to clearing organizations	226,842	668,865	11,147
Commission payable	35,673	50,571	843
Total	262,515	719,436	11,990

15.

Accounts Payable, Accrued Expenses and Other Liabilities

As of March 31,	2013	2014	2014 US $
Security deposits	23,629	22,941	382
Accrued expenses	95,306	99,760	1,663
Other liabilities	29,024	51,144	853
Employee benefits	51,181	66,263	1,104
Salary payable	55,211	52,025	867
Others	87,454	25,792	430
Total	341,805	317,925	5,299

“Security deposits” primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees. “Other Liabilities” includes payable towards statutory authorities and “Others” includes margin received from clients.

16.

Distribution Income

The net distribution income comprises of:

Year ended March 31,	2012	2013	2014	2014 US $
Gross distribution revenue	341,635	353,722	397,702	6,629
Less: Distribution revenues attributable to sub-brokers	286,549	304,780	365,331	6,089
Net distribution income	55,086	48,942	32,371	540

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

17.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2012	2013	2014	2014 US $
Domestic taxes
Current	25,821	49,485	80,336	1,339
Deferred	(40,913)	(26,747)	11,465	191
Aggregate taxes	(15,092)	22,738	91,801	1,530

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2012	2013	2014	2014 US $
Net income before taxes	(105,817)	192,951	326,047	5,434
Enacted tax rates in India	32.45%	32.45%	32.45%
Computed tax expense	(34,338)	62,603	105,802	1,763
Permanent differences
Reversal of deferred tax created in earlier years	4,469	17,188	11,465	191
Other permanent differences	14,777	22,677	2,536	42
Income taxes recognized in the statement of income	(15,092)	22,738	91,801	1,530

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2013	2014	2014 US $
Deferred tax assets:
Provision for gratuity	11,928	15,173	253
Allowance for doubtful debts	51,727	53,776	896
Provision of SEBI settlement charges	324	324	6
Revenue/expenses not recognized for tax purposes	41,757	35,962	599
Property and equipment	45,939	70,344	1,172
Brought forward losses/unabsorbed depreciation	115,437	78,181	1,303
Impairment of Equity Investee	6,998	6,998	117
Others (including deferred VSAT recovery)	4,347	6,234	104
Total deferred tax assets	278,457	266,992	4,450
Deferred tax liabilities:
Total deferred tax liabilities	-	-	-
Net deferred tax (liabilities)/assets	278,457	266,992	4,450

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2011-12 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

18.

Derivatives and Risk Management

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2013 and 2014, the Group had outstanding derivative contracts with notional amounts of ` 38,674,513 and ` 49,558,845 respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands, it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2013 and 2014 significantly exceeds the possible losses that could arise from such transactions.

The fair values of outstanding derivative positions are as below:

As of March 31,	2013	2014	2014
			US $
Derivative assets	649,547	763,097	12,718
Total	649,547	763,097	12,718

As of March 31,	2013	2014	2014 US $
Derivative liabilities	92,102	115,511	1,925
Total	92,102	115,511	1,925

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favour of bank and / or taking loan against the same. At March 31, 2013, the fair value of securities received as collateral under the agreements with customers was ` 3,391,428, and the fair value of the collateral that had been re-pledged was ` 2,228,261. At March 31, 2014, the fair value of securities received as collateral under the agreements with customers was ` 3,805,779 and the fair value of the collateral that had been re-pledged was ` 2,800,185.

In the ordinary Course of Business, SMC Group enters into various types of derivative transactions. These derivative transactions include:

Futures and forward Contracts: which are commitments to buy or Sell at a future date a financial instrument, Commodity or Currency at a Contracted price and may be settled in cash or through delivery.

Options Contracts: which give the purchaser, for a premium, the right but not the obligation, to buy or sell within a Specified time a financial instrument, Commodity or Currency at a contracted price that may also be settled in Cash, based on differentials between specified indices or prices.

Information pertaining to the volume of derivative activity is provided in the table below. The notional amounts, for both long term and Short derivative positions, of SMC Groups, derivative instruments as of March 31, 2014 and March 31, 2013.

Derivative Notional amounts

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

	2013	2014	2014 US $

Foreign Exchange Contracts
Futures and Forwards	-	117,232	1,954
Options	7,857,805	485,630	8,094
Total Foreign exchange contract notional amounts	78,57,805	602,862	10,048
Equity Contracts
Futures and Forwards	2,338,905	7,056,036	117,601
Options	26,857,535	40,518,240	675,304
Total equity contract notional amounts	29,196,440	47,574,276	792,905
Commodity and other Contracts
Futures and Forwards	1,620,268	1,381,707	23,028
Options	-	-	-
Total Commodity and other Contracts notional amounts	1,620,268	1,381,707	23,028

Total derivative notional amounts	38,674,513	49,558,845	825,981

Derivative Mark-to-Market (MTM) Receivables/Payables as on March 31, 2014
	Derivatives classified in Trading accounts assets / liabilities		Derivatives classified in Trading accounts assets / liabilities
	Assets (`)	Liabilities (`)	Assets (US$)	Liabilities (US$)
Foreign exchange contracts
Exchange traded	10,023	5,616	167	93
	10,023	5,616	167	93
Equity contracts
Exchange traded	679,610	100,425	11,327	1,674
	679,610	100,425	11,327	1,674
Commodity and other contracts
Exchange traded	73,464	9,470	1,224	158
	73,464	9,470	1,224	158

Total derivatives	763,097	115,511	12,718	1,925

Derivative Mark-to-Market (MTM) Receivables/Payables as on March 31, 2013

	Derivatives classified in Trading accounts assets / liabilities		Derivatives classified in Trading accounts assets / liabilities
	Assets (`)	Liabilities (`)	Assets (US$)	Liabilities (US$)
Foreign exchange contracts
Exchange traded	29,239	15,280	536	280
	29,239	15,280	536	280
Equity contracts
Exchange traded	559,456	67,539	10,261	1,239
	559,456	67,539	10,261	1,239
Commodity and other contracts
Exchange traded	60,852	9,283	1,116	170
	60,852	9,283	1,116	170

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Total derivatives	649,546	92,102	11,913	1,689

` in thousands	Gain(losses) on derivatives Year ended March 31
	2012	2013	2014	2014 US $
Gain (loss) on derivatives
Foreign Exchange Contracts	14,962	13,132	(8,662)	(144)
	14,962	13,132	(8,662)	(144)
Gain (loss) on derivatives
Equity Contracts	545,339	432,554	272,912	4,549
	545,339	432,554	272,912	4,549
Gain (loss) on derivatives value hedges
Commodity Contracts	(31,526)	321,104	301,005	5,017
	(31,526)	321,104	301,005	5,017
Total Net gain (loss) on derivatives	528,775	766,790	565,255	9,422

(a)

Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers' performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed,

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2013 and 2014, the Group, with certain limitations, had access to ` 3,178,951 and ` 1,672,117 in unutilized bank borrowings and ` 2,933,550 and ` 713,850 in unutilized bank guarantees.

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 30 for an overview of pending regulatory and litigation matters.

19.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Group, and the amounts recognized in SMC Group balance sheets and statements of income.

As of March 31,	2012	2013	2014	2014 US $
Accumulated benefit obligation	15,689	19,920	23,883	398
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	18,543	28,157	38,502	642
Service cost	7,345	8,106	9,262	154
Interest cost	1,623	2,435	4,651	78
Benefit paid	(2,389)	(1,497)	(2,780)	(46)
Actuarial loss/(gain)	3,035	77	(2,814)	(47)
Projected benefit obligation as of end of the year	28,157	37,278	46,821	781
Change in plan assets
Employer contribution	500	-	-	-
Fair value of plan assets as of end of the year	2,747	2,188	768	13
Funded status of plan	(25,410)	(35,090)	(46,053)	(768)
Accrued benefit cost	(25,410)	(35,090)	(46,053)	(768)

The components of net gratuity cost are reflected below:

Year ended March 31,	2012	2013	2014	2014 US $
Service cost	7,345	8,106	8,797	147
Interest cost	1,623	2,435	5,062	84
Amortization	(639)	(276)	(186)	(3)
Net gratuity costs	8,329	10,265	13,673	228

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2012, 2013 and 2014 are set out below:

Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2012	2013	2014
Discount rate	8.8%	8.4%	8.6%
Long term rate of compensation increase	4.6%	5.1%	5.1%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2012	2013	2014
Discount rate	8.8%	8.4%	8.6%
Long term rate of compensation increase	4.6%	5.1%	5.1%
Expected rate of return on assets	8.5%	8.5%	8.5%

SMC Global expects to contribute ` 700 to its Gratuity plan during the year ending March 31, 2014. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2015	2,530
2016	3,409
2017 2018 2019	5,753 3,633 6,083
2020-2024	49,094

The Group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2014, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to ` 16,736, ` 13,858 and ` 13,241 for the years ended March 31, 2012, 2013 and 2014 respectively.

20.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2013	2014	2014 US $
Fixed deposits	2,600,805	2,149,444	35,824
Securities owned	262,490	831,878	13,865
Total	2,863,295	2,981,322	49,689

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Citi Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank, Yes Bank and IndusInd Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

21.

Changes in Accumulated other comprehensive income (loss)

Changes in each component of SMC accumulated other comprehensive income (loss) for the three year ended March, 2014 are as follows:

Year ended March 31,	2012	2013	2014	2014 US $
Opening Balance	8,739	(945)	(3,830)	(64)
Changes net of taxes	(9,684)	(2,885)	(3,314)	(55)
Foreign currency translation	(945)	(3,830)	(7,144)	(119)

Accumulated other comprehensive income (loss) include foreign currency translation adjustment for SMC and there is no impact of tax on the same.

22.

Related Party Transactions

The Group has entered into transaction with the following related parties during the period ended March 31, 2014:

Key management personnel

1)

Mr. S. C. Aggarwal

2)

Mr. M. C. Gupta

3)

Mr. Ajay Garg

4)

Mr. Anurag Bansal

5)

Mr. Ravi Aggarwal

6)

Mr. D. K. Aggarwal

7)

Mr. Pradeep Aggarwal

8)

Ms. Hemlata Aggarwal

9)

Ms. Sushma Gupta

10)

Mr. Pravin Agarwal

11)

Ms. Reema Garg

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

12)

Mr. Lalit Kumar Aggarwal

13)

Mr. O. P. Agarwal

14)

Ms. Shweta Aggarwal

15)

Ms. Aditi Aggarwal

16)

Mr. Narendra Balasia

17)

Mr. Himanshu Gupta

                  Other related parties (entities which are controlled or significantly influenced by the key management personnel and their closed relatives)

1)

SMC Share Brokers Ltd.

2)

MVR Share Trading Private Ltd.

3)

Pulin Investments Private Limited

Joint Venture/Associate Entities

1)

Trackon Telematics Private Limited

2)

Sanlam International Investment Partners Limited*

3)

Sanlam Equity Analytics (India) Private Limited*

4)

Sanlam Investment Management (Pty) Limited*

* cease to be related party for the year ended March 31, 2014

The transaction with the following related parties for the year ended March 31, 2012, 2013 and 2014:

              Year ended March 31, 2012

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	231	5	2,866	56	-	-
Reimbursement of expense Claimed	-	-	353	7	-	-
Reimbursement of expense Paid	-	-	11	-	-	-

Year ended March 31, 2013

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	373	7	-	-	-	-
Reimbursement of expense Claimed	-	-	-	-	-	-
Reimbursement of expense Paid	-	-	-	-	-	-

Year ended March 31, 2014

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	308	5	-	-	-	-
Reimbursement of expense Claimed	-	-	-	-	-	-
Reimbursement of expense Paid	-	-	-	-	-	-

The balance with related parties as of March 31, 2013 and 2014 comprised the following:

   Year ended March 31, 2013

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	-	-	76,802	1,409
Amount due to related parties	-	-	-	-	-	-

Year ended March 31, 2014

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	-	-	39,242	654
Amount due to related parties	-	-	-	-	-	-

 Payment made to key management personnel:

As of March 31,	2012	2013	2014	2014 US $
Salary and allowances	44,737	46,260	49,639	827
Sitting fee	352	540	330	5
Total	45,089	46,800	49,969	832

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

23.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The Group has recognized the following segments in the current year on the basis of Business activities carried on including by its subsidiaries, in respect of which financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Year Ended March 31,	2014
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,669,644	590,332	315,852	69,973	31,329	27,057	515	(29,309)	2,675,393	44,590
Interest income	251,755	38,418	187	660	70,566	3,036	279	(17,954)	346,947	5,782
Interest expenses	105,775	30,130	113	4	16,620	11	-	(22,434)	130,219	2,170
Depreciation and amortization	43,324	16,735	6,041	2,785	2,989	680	-	-	72,554	1,209
Income taxes	35,787	20,017	24,949	-	19,719	(8,461)	(210)	-	91,801	1,530
Net Income	140,729	38,736	51,446	(18,247)	38,660	(17,735)	657	-	234,246	3,904
Total assets	9,353,844	1,651,734	289,997	148,342	868,600	89,951	25,250	(3,485,899)	8,941,819	149,030

Year ended March 31,	2013
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,529,103	666,123	278,842	59,766	2,030	71,872	542	(28,744)	2,579,534	47,314
Interest income	254,077	42,091	92	8,894	38,785	519	185	-	344,643	6,321
Interest expenses	159,616	12,221	60	2	810	18	-	-	172,727	3,168
Depreciation and amortization	67,799	13,454	9,278	5,766	2,833	4,441	-	-	103,571	1,900
Income taxes	2,918	1,139	16,880	-	307	1,710	(216)	-	22,738	417
Net Income	95,817	54,256	56,710	(37,081)	2,520	(2,472)	463	-	170,213	3,122
Total assets	8,569,003	1,864,189	238,347	163,200	815,742	117,670	24,498	(3,085,769)	8,706,880	159,701

24.

Common Stock

The company has allotted 467,371 equity shares of ` 10 each at premium of ` 992.95 per share, total consideration of ` 469 million, on November 30, 2011 to Sanlam International Investment Partners Limited.

The company has allotted 367,687 equity shares of ` 10 each at premium of ` 1,105.10 per share, total consideration of ` 410 million, on June 29, 2012 to Sanlam International Investment Partners Limited, pursuant to share subscription agreement dated May 30, 2011.

The shares of the company, having face value of  ` 10 each were sub-divided into five shares of ` 2 each on August 10, 2012. Consequently 1,13,13,445 shares of  ` 10 each were converted into 5,65,67,225 shares of ` 2 each on the record date i.e., August 10, 2012.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

The company had allotted Bonus shares in the ratio of 1:1 on August 11, 2012. Consequently subscribed share capital was increased from ` 113 million (5,65,67,225 shares of ` 2 each) to subscribed share capital of ` 226 million (11,31,34,450 shares of ` 2 each)

25.

Retained Earning

As per the requirement of Non Banking Financials Companies Prudential Norms issued by Reserve Bank of India, the group has created a statutory reserve of  ` 2,777 and ` 6,494 for the years ended March 31, 2013 and 2014 respectively for its NBFC business (under the name of wholly owned subsidiary Moneywise Financial Services Private Limited), which is included in retained earnings.

26.

Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Year ended March 31	2012	2013	2014
Weighted average shares outstanding- Basic (read along with note no. 24)	10,635,454	112,237,898	113,134,450
Effect of diluted securities on account of contract with Sanlam International Investment Partners Limited for issue of equity shares	308,415	-	-
Weighted average shares outstanding-diluted (Par value `10 for year ending March 31, 2012, Par value of `2 for year ending March 31, 2013 and 2014)	10,943,869	112,237,898	113,134,450

Income available to common stock holders of the group used in the basic and diluted earnings per share calculation was determined as follows:

Year ended March 31	2012	2013	2014	2014 US $
Income available to the common shareholders of the group before extraordinary gain	(55,278)	176,453	232,908	3,882
Income available to the common shareholders of the group after extraordinary gain	(55,278)	176,453	233,961	3,899
Net Income available for calculating diluted earnings per share before extraordinary gain	(55,278)	176,453	232,908	3,882
Net Income available for calculating diluted earnings per share after extraordinary gain	(55,278)	176,453	233,961	3,899
Basic earnings per share before extraordinary gain	(5.20)	1.57	2.06	0.03
Basic earnings per share after extraordinary gain	(5.20)	1.57	2.07	0.03
Diluted earnings per share before extraordinary gain	(5.05)	1.57	2.06	0.03

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Diluted earnings per share after extraordinary gain	(5.05)	1.57	2.07	0.03

Par value of common stock for year ending March 31, 2012 was ` 10 and Par value of common stock for year ending March 31, 2013 and 2014 is ` 2, thus, the earning per share is not comparable. Proforma Earning per share is as follows (also refer note 24):

Year ended March 31	2012	2013	2014	2014 US $
Basic earnings per share before extraordinary gain	(0.52)	1.57	2.06	0.03
Basic earnings per share after extraordinary gain	(0.52)	1.57	2.07	0.03
Diluted earnings per share before extraordinary gain	(0.51)	1.57	2.06	0.03
Diluted earnings per share after extraordinary gain	(0.51)	1.57	2.07	0.03

27.

Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value:

The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities:

The fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings:

The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

28.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers of securities & commodities segment:

Year ended March 31, (in %)	2012	2013	2014
Revenue from top two customers	0.94%	1.21%	9.01%
Revenue from top five customers	2.06%	2.59%	12.47%
Revenue from top ten customers	3.57%	4.53%	16.15%

29.

Dividend

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Final dividends, if proposed by the Board of Directors are payable when formally approved by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

During the year the company has paid interim dividend @ 12% i.e ` 0.24 per equity share of ` 2 each amounting to ` 27,152 to its equity shareholders. The Board of Directors has further proposed a dividend @ 12% i.e ` 0.24 per equity share of ` 2 each amounting to ` 27,152 to its equity shareholders. This will make total dividend payout @ 24% i.e. `0.48 per equity share of ` 2 each amounting to ` 54,304 to its equity shareholders.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was `1,195,018,                   ` 1,301,018 and ` 1,426,703 as of March 31, 2012, 2013 and 2014 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend greater than 10% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10%, depending on the dividend percentage to be declared in such year.

30.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to ` 118,393, ` 113,353 and ` 109,004 for the years ended March 31, 2012, 2013 and 2014 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2013 and 2014, guarantees of  ` 3,747,575 and ` 4,260,075 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.85% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

SMC Group is subject to periodic inspection by government and regulatory agencies, which may sometimes result in adverse judgments, fines or penalties. However outcomes of the  these actions may turn out to be adverse, but considering the merits of the cases, management believes that the  adverse judgments, if any,  will not have a material adverse effect on the financial statements of the Group.

Details of Litigation includes:-

I.

"In August 2013, SEBI had passed an order prohibiting SMC Global Securities Ltd. from taking up any new assignment or contract and launching a new scheme as a clearing member of F&O in NSE for three months, following which SMC Global had filed an appeal with SAT against the order. SAT has stayed the ruling till disposal at its end. The Securities Appellate Tribunal (SAT) on 31st January, 2014 upheld market regulator Securities and Exchange Board of India (SEBI)'s order. Since the period of three months has already elapsed on 30th April, 2014, now as on date there is no such restriction on the business of the SMC Global securities Limited".

II.

A new show cause notice is issued to SAM Global Securities limited (which is merged with SMC Global Securities limited w.e.f 26th February 2009 Vide order of Delhi High Court) which is one party out of the eight parties to whom notice was served. This notice having reference no. EAD/ENQ/JJ/AK/568/2014 dated January 06,2014, issued under regulations 25 and 38 of Securities and Exchange Board of India      (Intermediaries) regulations, 2008 in relation to transaction by one of its client i.e, ISF securities Limited, in the scrip of Gangotri Textiles limited, during the period 7th April,2006 to 31st May,2006.

SMC Global Securities Limited has already submitted its preliminary reply in the matter and for detail reply we have sought some time and also requested for personal hearing. The request has been accepted and in interest of natural justice SEBI has granted an opportunity of personal hearing on July 16, 2014 and asked to submit the reply on or before personal hearing.

31.

Subsequent Events

The Board of Directors has proposed a dividend @ 12% i.e ` 0.24 per equity share of ` 2 each amounting to ` 27,152 for its equity shareholders. The same is subject to approval of shareholders in AGM which is expected to be held on or before September 30, 2014.

The Group has changed the name of its wholly owned subsidiary from SMC Securities Private Limited to SMC Real Estate Advisors Private Limited w.e.f May 29, 2014 to align with the business of the company.